410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Fourth Quarter and Fiscal 2018 Results

CHICAGO-(October 12, 2018)-Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, announced today its fourth quarter and fiscal year 2018 earnings.

	Fourth Quarter			Fiscal Year
	Ended July 31, 2018			Ended July 31, 2018

	F18	F17	Change	F18	F17	Change
Consolidated Results
Net Sales	$65,613,000	$65,776,000	—%	$266,000,000	$262,307,000	1%
Net Income Attributable to Oil-Dri	$2,701,000	$1,322,000	104%	$8,240,000	$10,792,000	(24)%
Earnings per Diluted Share	$0.36	$0.18	100%	$1.11	$1.47	(24)%
Business to Business
Net Sales	$25,817,000	$25,526,000	1%	$105,043,000	$100,419,000	5%
Segment Operating Income	$8,929,000	$8,310,000	7%	$35,120,000	$33,343,000	5%
Retail and Wholesale
Net Sales	$39,796,000	$40,250,000	(1)%	$160,957,000	$161,888,000	(1)%
Segment Operating Income	$(35,000)	$779,000	N/A	$6,975,000	$6,775,000	3%

Daniel S. Jaffee stated, “Every fiscal year we are finding new and better ways to deliver on our mission to Create Value From Sorbent Minerals. In fiscal 2018, our consolidated results were negatively impacted by a one-time tax expense increase of approximately $0.54 per diluted share and incremental spending for our new enterprise resource planning (ERP) system. However, we are confident this short-term system investment will yield positive long-term results.

We continued to experience exciting sales growth in value-added areas of our business, such as our animal health products, lightweight cat litter, agricultural products and our fluids purification products. However, consolidated gross profit decreased due primarily to higher freight, packaging and non-fuel manufacturing costs.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

Total cash, cash equivalents and short-term investments decreased $12,790,000 from fiscal 2017. The attached financial statements reflect the results of both routine operating activities and significant non-recurring investments in the business, including an incremental $11,500,000 pension contribution and capital expense spending for the implementation of the ERP system.

The investment in “going live” August 1st on our new system is anticipated to have a negative impact on first quarter cash flow, sales and profitability. We expect that the new system, when fully implemented, will enable us to support the future growth of our business. I am very proud of the way our team has stepped-up to minimize the impact to our customers.

Sales increased for all of our Business to Business product groups in the year. Growth originated from Agsorb agricultural chemical carrier granules, Ultra-Clear clarification media for petroleum oil and Amlan livestock intestinal-health products, including Varium and Calibrin-Z.

Overall cat litter sales decreased 1% compared to fiscal 2017. However, sales of private label lightweight scoopable litter increased 71% to $8.4 million for the fiscal year. This increase was driven by new distribution and increased sales to current customers, including e-commerce.

In fiscal 2019, we are excited to have a major TV brand integration in connection with our Litter for Good campaign that will drive awareness and purchases of our Cat’s Pride Fresh & Light products. We expect our overall advertising expense in 2019 to be flat with fiscal 2018.

For more details on our financial results, please review the Form 10-K that was filed today and join us for our next earnings teleconference on Monday, October 15th. Call details are available on our website’s ‘Events’ page.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

FIVE-YEAR SUMMARY
(Key Metrics as of July 31)

	Fiscal 2018	Fiscal 2017	Fiscal 2016	Fiscal 2015	Fiscal 2014
Cash, cash equivalents and short-term investments	$19,881,000	$32,671,000	$28,813,000	$22,328,000	$18,999,000
Net cash provided by operations	$10,612,000	$26,949,000	$25,171,000	$26,976,000	$16,296,000
Cash, cash equivalents and short-term investments less notes payable	$10,691,000	$20,427,000	$13,515,000	$3,574,000	$(3,158,000)
Net Income attributable to Oil-Dri	$8,240,000	$10,792,000	$13,613,000	$11,368,000	$8,356,000
Net income per diluted share	$1.11	$1.47	$1.87	$1.59	$1.17
Return on average stockholders’ equity	6.4%	8.9%	12.0%	10.6%	8.1%
Capital expenditures	$15,074,000	$14,763,000	$10,684,000	$15,859,000	$18,566,000
Dividends paid	$6,230,000	$5,926,000	$5,600,000	$5,247,000	$4,965,000
Dividends paid per Common Stock share	$0.92	$0.88	$0.84	$0.80	$0.76

###

While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

The Company will host its fourth quarter fiscal 2018 earnings teleconference on Monday, October 15, 2018 at 10:00am Central Time, and its first quarter fiscal 2019 earnings teleconference on Monday, December 10, 2018 at 10:00 am Central Time. All teleconference dial-in details will be communicated via web alert approximately one week prior to each call.

Oil-Dri will host its Annual Meeting of Stockholders on Tuesday, December 11, 2018 at 9:30 am Central Time. The meeting will be held at The University of Chicago Booth School of Business, Gleacher Center, 450 Cityfront Plaza Drive, Chicago, IL 60611. The record date for voting eligibility at the Annual Meeting is October 15, 2018.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

“Oil-Dri”, “Agsorb”, “Amlan”, “Calibrin”, “Cat’s Pride”, “Ultra-Clear”, and “Varium” are registered trademarks of Oil-Dri Corporation of America. “Litter for Good” is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF INCOME
(quarter unaudited)	(in thousands, except per share amounts)
	Fourth Quarter Ended July 31,
	2018	% of Sales	2017	% of Sales
Net Sales	$65,613	100.0%	$65,776	100.0%
Cost of Sales	(49,963)	(76.1)%	(49,695)	(75.6)%
Gross Profit	15,650	23.9%	16,081	24.4%
Selling, General and Administrative Expenses	(12,767)	(19.5)%	(13,230)	(20.1)%
Operating Income	2,883	4.4%	2,851	4.3%
Interest Expense	(127)	(0.2)%	(166)	(0.3)%
Other (Loss) Income	(95)	(0.1)%	169	0.3%
Income Before Income Taxes	2,661	4.1%	2,854	4.3%
Income Tax Benefit (Expense)	22	—%	(1,532)	(2.3)%
Net Income	2,683	4.1%	1,322	2.0%
Net Loss Attributable to Noncontrolling Interests	(18)	—	—	—
Net Income Attributable to Oil-Dri	$2,701	4.1%	$1,322	2.0%
Net Income Per Share:
Basic Common	$0.40		$0.20
Basic Class B Common	$0.30		$0.15
Diluted Common	$0.36		$0.18
Average Shares Outstanding:
Basic Common	5,049		5,024
Basic Class B Common	2,091		2,088
Diluted Common	7,239		7,179
	Twelve Months Ended July 31,
	2018	% of Sales	2017	% of Sales
Net Sales	$266,000	100.0%	$262,307	100.0%
Cost of Sales	(193,998)	(72.9)%	(188,595)	(71.9)%
Gross Profit	72,002	27.1%	73,712	28.1%
Selling, General and Administrative Expenses	(57,332)	(21.6)%	(58,482)	(22.3)%
Operating Income	14,670	5.5%	15,230	5.8%
Interest Expense	(676)	(0.3)%	(888)	(0.3)%
Other Income	872	0.3%	203	0.1%
Income Before Income Taxes	14,866	5.6%	14,545	5.6%
Income Tax Expense	(6,644)	(2.5)%	(3,753)	(1.4)%
Net Income	8,222	3.1%	10,792	4.2%
Net Loss Attributable to Noncontrolling Interests	(18)	—%	—	—%
Net Income Attributable to Oil-Dri	$8,240	3.1%	$10,792	4.2%
Net Income Per Share:
Basic Common	$1.22		$1.60
Basic Class B Common	$0.91		$1.20
Diluted Common	$1.11		$1.47
Average Shares Outstanding:
Basic Common	5,036		5,017
Basic Class B Common	2,097		2,083
Diluted Common	7,222		7,158

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

		As of July 31,
		2018	2017
Current Assets
Cash and Cash Equivalents		$12,757	$9,095
Short-term Investments		7,124	23,576
Accounts Receivable, Net		33,602	32,750
Inventories		22,521	22,615
Prepaid Expenses (1)		7,010	6,194
Total Current Assets		83,014	94,230
Property, Plant and Equipment, Net		86,706	84,033
Other Assets (1)		24,962	34,312
Total Assets		$194,682	$212,575

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,083
Accounts Payable		6,543	9,594
Dividends Payable		1,627	1,553
Accrued Expenses		19,696	18,724
Total Current Liabilities		30,949	32,954
Noncurrent Liabilities
Notes Payable		6,107	9,161
Other Noncurrent Liabilities		25,741	44,423
Total Noncurrent Liabilities		31,848	53,584
Stockholders' Equity		131,885	126,037
Total Liabilities and Stockholders' Equity		$194,682	$212,575

Book Value Per Share Outstanding		$18.49	$17.75

Acquisitions of:
Property, Plant and Equipment	Fourth Quarter	$4,541	$4,345
	Year To Date	$15,074	$14,763
Depreciation and Amortization Charges	Fourth Quarter	$3,179	$3,219
	Year To Date	$12,756	$12,772

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of current deferred income taxes required by new guidance under Accounting Standards Codification (“ASC”) 740, Balance Sheet Classification of Deferred Taxes.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended
	July 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,222	$10,792
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	12,756	12,772
(Increase) in Accounts Receivable	(522)	(2,331)
Decrease in Inventories	225	666
(Decrease) Increase in Accounts Payable	(2,436)	2,423
Increase (Decrease) in Accrued Expenses	771	(845)
(Decrease) Increase in Pension and Postretirement Benefits	(11,048)	209
Other	2,644	3,263
Total Adjustments	2,390	16,157
Net Cash Provided by Operating Activities	10,612	26,949

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(15,074)	(14,763)
Net Purchase of Investment Securities	16,581	(13,345)
Other	1,065	64
Net Cash Provided by (Used in) Investing Activities	2,572	(28,044)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,083)	(3,083)
Dividends Paid	(6,230)	(5,926)
Purchase of Treasury Stock	(26)	(135)
Other	—	594
Net Cash (Used in) Financing Activities	(9,339)	(8,550)

Effect of exchange rate changes on cash and cash equivalents	(183)	111

Net Increase (Decrease) in Cash and Cash Equivalents	3,662	(9,534)
Cash and Cash Equivalents, Beginning of Period	9,095	18,629
Cash and Cash Equivalents, End of Period	$12,757	$9,095

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515